Exhibit 10.37

FEASIBILITY STUDY AND MATERIAL TRANSFER AGREEMENT

This Feasibility Study and Material Transfer (the “Agreement”) is made as of the 6th of January 2021 (the “Effective Date”) by and between TFF PHARMACEUTICALS, INC., a Delaware corporation, having an address at 2600 Via Fortuna, Suite 360, Austin, Texas 78746 (“TFF”), and NEURORX, INC., a Delaware corporation having an address at 1201 North Market Street, Suite 111, Wilmington, Delaware 19801 (“NEURORX”). (TFF and NEURORX being separately, a “Party”, and together, the “Parties”).

WHEREAS, NEURORX is a clinical stage, small molecule pharmaceutical company;

WHEREAS, TFF is a licensee of certain intellectual property including certain know-how and trade secrets relating to a process called “Thin Film Freezing” designed to improve solubility of poorly watersoluble drugs by generating dry powder particles with properties targeted for inhalation delivery (“TFF Technology”);

WHEREAS, NEURORX desires that TFF conduct a feasibility study of the application of the TFF Technology to NEURORX’s proprietary RF-100 compound(s), and NEURORX will transfer such materials to TFF for such purpose; and

WHEREAS, TFF desires to conduct the feasibility study for NEURORX using the NEURORX Materials.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein and with an intent to be legally bound, the parties hereto agree as follows:

1. Definitions Unless otherwise specifically provided in this Agreement, the following terms shall have the following meanings:

1.1 “Affiliates” means, with respect to a Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. “Control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (i) the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, resolution, regulation or otherwise, or (ii) to own fifty percent (50%) or more of the outstanding voting securities or other ownership interest of such Person. Notwithstanding the foregoing, the Parties agree that the University of Texas and its researchers involved in the development of TFF’s TFF Technology shall be deemed to be Affiliates of TFF.

1.2 “NEURORX Information” means any and all data and information provided by or on behalf of NEURORX to TFF in connection with the discussions and negotiations pertaining to, or in the course of performing, this Agreement, whether of a technical, business or other nature, including information that relates to NEURORX’s or its Affiliates’ trade secrets, research and development activities, products, promotional material, and proprietary rights or business affairs, including the NEURORX Materials, NEURORX’s Background IPR and those portions of the Results and the Feasibility Study Documentation that relate directly and exclusively to the NEURORX Materials or NEURORX’s Background IP.

1.3 “NEURORX Materials” means NEURORX’s proprietary RF-100 compound(s), specifically relating to the Feasibility Study which are provided by or on behalf of NEURORX that are proprietary to NEURORX and incorporate NEURORX Background IP.

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1.4 “Background IPR” means any Intellectual Property Rights and know-how necessary in the performance of the Feasibility Study existing prior to entering into this Agreement or generated independently of the Feasibility Study under this Agreement, which are owned or controlled by TFF or NEURORX (as the case may be) or to which TFF or NEURORX (as the case may be) has rights on the Effective Date or from time to time during the term of this Agreement.

1.5 “Confidential Information” means all NEURORX Information and all TFF Information, respectively, disclosed to a Receiving Party by a Disclosing Party pursuant to this Agreement in written, verbal or any other form.

1.6 “Disclosing Party” means the Party (or the Affiliates of a Party) disclosing Confidential Information.

1.7 “Effective Date” means the date as set forth in the preamble to this Agreement.

1.8 “Feasibility Study” means all those activities and services to be conducted by TFF as further set forth in the Statement of Work.

1.9 “Feasibility Study Documentation” means any and all documents, records, notes, reports and other data relating to the Feasibility Study, whether in written, electronic, video or other form.

1.10 “Intellectual Property Rights” or “IPR” means confidential know-how, patent rights,

trademarks, service marks, trade names, design rights, copyright (including rights in computer software) and any rights or property similar to any of the foregoing in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights, and all rights or forms of protection having equivalent or similar effect, in any part of the world.

1.11 “Loss” means any and all liabilities, claims, demands, causes of action, damages, loss and expenses, including interest, penalties, and reasonable lawyers’ fees, court costs and expenses.

1.12 “Parties” has the meaning set forth in the preamble to this Agreement.

1.13 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.14 “Receiving Party” means the Party to whom Confidential Information is disclosed.

1.15 “Results” means the data, information, documentation, reports, materials, samples, products, writings, designs, computer software, processes, principles, methods and techniques, in any form, that are discovered, conceived, created, reduced to practice or otherwise generated as a result of or in connection the Feasibility Study by or on behalf of TFF (whether solely or jointly with others), and any Intellectual Property Rights pertaining to any of the foregoing.

1.16 “Statement of Work” means the document containing a description of the Feasibility Study and other terms and conditions pertaining thereto, attached hereto as Exhibit A - Statement of Work.

1.17 “TFF Information” means any and all data and information provided by or on behalf of TFF in connection with the discussions and negotiations pertaining to, or in the course of performing, this

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Agreement, whether of a technical, business or other nature, including information that relates to TFF’s or its Affiliates’ trade secrets, research and development activities, products, promotional material, and proprietary rights or business affairs, including the TFF Technology, TFF Materials, TFF’s Background IPR and the Results and the Feasibility Study Documentation, except for those portions of the Results and the Feasibility Study Documentation that relate directly and exclusively to the NEURORX Materials or NEURORX’s Background IP.

1.18 “TFF Materials” means the materials specifically relating to the Feasibility Study which are provided by or on behalf of TFF or its Affiliates that are proprietary to TFF and its Affiliates and incorporate TFF Background IP, including TFF compounds, excipients and other raw materials, biological materials, processes, delivery devices and components thereof, packaging materials and products and) any associated know-how and data.

1.19 “Third Party Claim” means any claim of a third party for which indemnification is sought under Article 9 (Indemnification and Insurance).

2. Construction

2.1 Except where the context requires otherwise, whenever used, the singular includes the plural,

the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience of reference only. The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties.

2.2 If there is any inconsistency between the Statement of Work and the main body of this Agreement, the terms of the main body of this Agreement shall govern unless the Statement of Work specifically references a Section of the main body of this Agreement and expressly states that such Section is intended to be changed or amended by the Statement of Work.

2.3 The Statement of Work (as amended from time to time by agreement of the Parties in writing)

forms part of this Agreement and has the same force and effect as if expressly set out in the body of the Agreement. Any reference to the Agreement includes the Statement of Work. Any breach of the Statement of Work shall be deemed as a breach of this Agreement.

3. Feasibility Study

3.1 Purpose; Conduct of the Feasibility Study. This Agreement provides the framework for a feasibility study of applicability of the TFF Technology to the NEURORX Materials, to be provided by NEURORX to TFF. The Parties shall perform their respective obligations with respect to the Feasibility Study in accordance with this Agreement, in a good scientific manner and in compliance in all material respects with all applicable laws and regulations.

3.2 Use of the NEURORX Materials

(a) TFF acknowledges and agrees that all NEURORX Materials are and shall remain the exclusive property of NEURORX, and NEURORX acknowledges and agrees that all TFF Materials are and shall remain the exclusive property of TFF. TFF shall not use NEURORX Materials, and NEURORX shall not use TFF Materials, for any purpose other than in connection with TFF’s performance of the Feasibility Study pursuant to this Agreement and NEURORX’s evaluation of the Results.

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(b) Each Party acknowledges that the NEURORX Materials and TFF Materials may be the subject of issued patents and pending applications, and each Party agrees that nothing in this Agreement grants any rights to the TFF under the NEURORX Information or any rights to NEURORX under the TFF Information, except as may be necessary for conducting the Feasibility Study and evaluating the Results as set forth herein.

(c) NEURORX hereby represents and warrants to TFF that: (i) no NEURORX Materials delivered by or on behalf of NEURORX to TFF will be, at the time of shipment or delivery, adulterated, mislabeled or otherwise prohibited within the meaning of The Food, Drug and Cosmetic Act (“FD&C Act”) or similar law of any other jurisdiction, nor an article which may not, under the provisions of Section 505 of the FD&C Act, be introduced into interstate commerce; (ii) to the best of NEURORX’s knowledge, no NEURORX Materials or the use thereof infringe, or are alleged to infringe, the Intellectual Property Rights of any third party; (iii) all NEURORX Materials will be suitable for the purposes of the Feasibility Study and will have the same physical characteristics and properties as set forth in the aforementioned product safety information; and (iv) prior to importation of NEURORX Materials by or on behalf of NEURORX to a TFF facility from another country, if applicable, NEURORX shall have obtained all required foreign approvals required for handling, storing or using the NEURORX Materials.

3.3 Licenses. NEURORX grants TFF a free non-exclusive license, with a right to sublicense to third parties (including the University of Texas) to use the NEURORX Materials solely for the purpose of performing the Feasibility Study. The licenses granted in this Section 3.3 shall expire upon the expiration or termination of this Agreement.

3.4 Subcontracting. TFF may engage or make use of sub-contractors in the performance of the Feasibility Study, including The University of Texas at Austin. Any such permitted subcontract shall be subject to the applicable terms and conditions of this Agreement, provided, however, that no such subcontract shall release TFF from any of its obligations under this Agreement except to the extent such obligations are satisfactorily performed by such subcontractor in accordance with this Agreement.

3.5 Tools and Equipment. Unless otherwise set forth in the Statement of Work, TFF shall furnish, at its own expense, all tools, equipment, facilities, materials (other than NEURORX Materials) and other resources necessary or useful to conduct and complete the Feasibility Study.

3.6 Health, Safety, Environmental. NEURORX shall provide all necessary information it has in its possession relating to the health, safety and environment aspects of the NEURORX Materials. In addition, NEURORX shall inform TFF of any potential process hazards which it has knowledge of and which relate to the Feasibility Study.

3.7 Updates and Reports. If requested by NEURORX the Parties shall meet (either in person or by teleconference or video-conference) at regular intervals during the term of this Agreement to discuss the progress of the Feasibility Study. Any interim or final reports to be provided by TFF to NEURORX shall include a detailed summary of all work done and Results generated.

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4. Ownership of Results; New IPR and Background IPR.

4.1 Results. TFF shall disclose to NEURORX the Results and shall deliver to NEURORX, and NEURORX shall be entitled to use, for the sole purpose of evaluating the Results, a copy of the Results and all Feasibility Study Documentation.

4.2 Ownership of Results and New IPR. TFF shall own all right, title and interest in and to all Results, the Feasibility Study Documentation and all inventions, discoveries, innovations and know-how and including all rights to patent any of the foregoing that is an extension of or improvement to TFF’s Background IPR or that otherwise relates to the process of conducting dry powder formulations. (collectively “New TFF IPR”). NEURORX shall own all right, title and interest in and to all Results, the Feasibility Study Documentation and all inventions, discoveries, innovations and know-how and including all rights to patent any of the foregoing that is an extension of or improvement to NEURORX’s Background IPR or that otherwise relates to the NEURORX Materials (“New NEURORX IPR”). Notwithstanding the foregoing, TFF and The University of Texas at Austin shall be allowed to use and disclose the Results and the Feasibility Study Documentation that relate directly and exclusively to the NEURORX Materials in the course of their internal research and educational activities. The University of Texas at Austin shall also be allowed to refer to the Results and the Feasibility Study Documentation that relate directly and exclusively to the NEURORX Materials in future academic or scientific publications.

4.3 Patent Rights.

(a) NEURORX shall have no right to patent the New TFF IPR. NEURORX hereby assigns and transfers and shall cause all NEURORX individuals involved in the Feasibility Study to assign and transfer, without additional consideration, to TFF (or such designee) all right, title and interest in and to any and all New TFF IPR throughout the world. NEURORX shall, and shall cause all NEURORX individuals involved in the Feasibility Study to execute, or cause to be executed, all papers necessary for TFF to apply for, prosecute and defend patents covering the New TFF IPR, including assignments to TFF (or such designee) as necessary or useful to vest all right, title and interest in and to the New TFF IPR in TFF (or such designee), without additional consideration.

(b) TFF shall have no right to patent the New NEURORX IPR. TFF hereby assigns and transfers and shall cause all TFF individuals involved in the Feasibility Study to assign and transfer, without additional consideration, to NEURORX (or such designee) all right, title and interest in and to any and all New NEURORX IPR throughout the world. TFF shall, and shall cause all TFF individuals involved in the Feasibility Study to execute, or cause to be executed, all papers necessary for NEURORX to apply for, prosecute and defend patents covering the New NEURORX IPR, including assignments to NEURORX (or such designee) as necessary or useful to vest all right, title and interest in and to the New NEURORX IPR in NEURORX (or such designee), without additional consideration.

(c) NEURORX and TFF shall work cooperatively and in good faith to patent and secure other rights in and to any IPR, other than the New TFF IPR or New NEURORX IPR, generated by way of the Feasibility Study under this Agreement throughout the world (“Joint IPR”). Each Party shall, and shall cause all individuals from that respective Party involved in the Feasibility Study, to execute or cause to be executed all papers necessary for the Parties to apply for, prosecute and defend patents and other intellectual property covering the Joint IPR, including securing the necessary assignments to each respective Party from such individuals as necessary or useful to vest all right, title and interest in and to the Joint IPR in the respective Party, without additional consideration. As between the Parties, NEURORX shall be responsible for filing, prosecution maintenance and defending Joint IPR in each jurisdiction in which patent applications and patents protecting such Joint IPR are filed, granted and maintained. Should either Party decline to participate in or continue to support the filing, prosecution, maintenance and/or defense of any Joint IPR, that Party shall promptly execute or cause to be executed all papers necessary to assign the rights to such Joint IPR to the other Party.

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4.4 Background IPR Each Party owns and shall continue to own its own Background IPR. Neither Party shall be entitled to any right, title or interest in or to the Background IPR of the Party except as expressly provided for in this Agreement for the limited purpose of conducting the Feasibility Study and evaluating the Results.

5. Confidentiality

5.1 Ownership of Confidential Information. Except as otherwise provided in this Agreement, any Confidential Information which is disclosed by or on behalf of one Party to the other in connection with this Agreement, including copies and reproductions thereof, shall remain the property of the Disclosing Party.

5.2 Confidentiality Undertaking. The Receiving Party undertakes: (a) to use the Confidential Information solely and exclusively for the purposes of or as agreed in this Agreement and not to use the Confidential Information for any other purpose whatsoever, (b) to maintain the confidentiality of the Confidential Information and not to disclose it directly or indirectly to any other Person, except as permitted in this Agreement, and (c) at the request of the Disclosing Party, to return, delete or destroy all copies of the Confidential Information, in whatever form it is held.

5.3 Permitted Disclosures and Use

(a) Notwithstanding Section 5.2, the Receiving Party may disclose the Disclosing Party’s Confidential Information to any of its Affiliates and to officers, directors and other employees, consultants and agents of the Receiving Party or of its Affiliates on a purely need to know basis in so far and to the extent absolutely necessary or required for the purposes of carrying out their respective obligations under the Agreement and in order to fulfil the purpose of this Agreement, provided that the Receiving Party shall ensure that: (i) each such Person to whom Confidential Information is to be disclosed is made aware of the obligations contained in this Agreement prior to such disclosure and undertakes to adhere to the terms of this Agreement as if it were a party to it, (ii) each such Person to whom Confidential Information is disclosed pursuant to this Section 5.3(a), complies with the terms of this Agreement and adopts the same level of security and degree of care as set out in this Agreement, and (iii) it shall be liable for, and shall indemnify the Disclosing Party against, any breach, default or non-compliance of the provisions of this Agreement by each such Person.

(b) Nothing in Section 5.2 shall preclude disclosure of any Confidential Information required by any governmental, quasi-governmental or regulatory agency or authority or court entitled by law or regulation to disclosure of the same, or which is required by law or regulation to be disclosed, provided that the Receiving Party promptly notifies the Disclosing Party when such requirement to disclose has arisen, to enable the Disclosing Party to seek an appropriate protective order, to make known to the relevant agency, authority or court the proprietary nature of the Confidential Information, and to make any applicable claim of confidentiality. The Receiving Party agrees to cooperate in any appropriate action which the Disclosing Party may decide to take. If the Receiving Party is advised to make a disclosure in accordance with this section, it shall only make a disclosure to the extent to which it is obliged.

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(c) Exceptions. The provisions of Section 5.2 shall not apply to any Confidential Information which the Receiving Party can demonstrate to the reasonable satisfaction of the Disclosing Party: (i) is or becomes known publicly through no fault of the Receiving Party, or (ii) was, prior to disclosure to it pursuant to this Agreement, purchased or otherwise legally acquired by the Receiving Party at any time from a third party having good title thereto and the right to disclose the same, or (iii) is already known to the Receiving Party and such Receiving Party can show such information as being known by written records, or (iv) is independently generated by the Receiving Party or any of its Affiliates without any recourse or reference to the Confidential Information disclosed by the Disclosing Party.

(d) Duration. The obligations of each Party in this Section 5 shall survive for a period of five (5) years from the date upon which disclosure of such Confidential Information was made.

(e) Press Releases and Use of Name. Neither Party shall make any public announcement relating to this Agreement or the transactions covered by it without the prior written approval of the other Party.

6. Compliance with Laws. Each Party represents that it will perform its obligations under this Agreement in compliance with all applicable Federal, State, local and foreign laws and regulations (“Laws”), including, without limitation, the Export Administration Act and the regulations thereunder, and will use reasonable efforts to cause its Affiliates and subcontractors performing in connection with this Agreement to operate their business in compliance with all applicable Laws.

7. Term and Termination

7.1 Term. This Agreement shall commence upon the Effective Date and shall continue until the first to occur of either the completion of the Feasibility Study or one year from the Effective Date, unless this Agreement is earlier terminated in accordance with this Article 7.

7.2 Termination for Breach. Without prejudice to any other rights or remedies which may be available to them, either Party may terminate this Agreement with immediate effect by giving written notice of termination to the other Party in any of the following circumstances:

(a) if the other Party commits a material breach or a series of minor breaches of a recurring nature of any of the provisions of this Agreement and, in the case of a breach capable of being remedied, fails to remedy that breach within thirty (30) days of receiving written notice specifying that breach and requiring the same to be remedied; or

(b) this Agreement may be terminated by either party without cause at any time by the provision of thirty (30) days’ written notice.

7.3 Consequences of Termination. Upon expiration or earlier termination of this Agreement: (a) TFF shall promptly cease performance of the Feasibility Study, (b) each Party return to the other Party all NEURORX Information or TFF Information in such Party’s possession (except one copy of such NEURORX Information may be retained by TFF for archival purposes), (c) TFF shall as promptly as practicable deliver to NEURORX copies of solely those Results and Feasibility Study Documentation directly relating to any New NEURORX IPR, (d) TFF shall at NEURORX’s option, either destroy or return (at NEURORX’s expense) to NEURORX all NEURORX Materials, provided that in the case of destruction TFF shall certify in writing to NEURORX that such NEURORX Materials have been destroyed. For the avoidance of doubt, termination of this Agreement shall not affect any rights and obligations of the Parties that accrued prior to termination.

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7.4 Survival. The respective rights and obligations of the Parties under Article 1, Sections 3.2, 3.3, 3.4, 3.5, Articles 5, 6, 7, 8, Sections 10.4, and this Section 7.4 shall survive indefinitely the termination or expiration of this Agreement. [to be finalized upon finalization of the Agreement]

8. Representations and Warranties.

8.1 Mutual Representations. Each Party represents, warrants and covenants to the other Party that: (a) it has full power and authority, and has taken all necessary actions and has obtained all necessary authorizations, licenses, consents and approvals required, to execute and perform this Agreement, (b) its performance of the Feasibility Study does not, and shall not, breach any agreement that obligates such Party to keep in confidence any trade secrets or confidential information of any other third party or to refrain from competing, directly or indirectly, with the business of any other party, (c) as far as it is aware the performance of the Feasibility Study does not infringe any IPR of any third party, and (d) neither Party nor any individual involved in the performance of the Feasibility Study has been debarred or is subject to debarment or has otherwise been disqualified or suspended from performing scientific or clinical investigations or otherwise subjected to any restrictions or sanctions by the FDA or any other governmental or regulatory authority or professional body with respect to the performance of scientific or clinical investigations.

8.2 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 8.1 OF THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

9. Indemnification; Limitation on Damages.

9.1 Indemnification. Each Party shall defend, indemnify and hold harmless the other Party, its Affiliates and its and their respective officers, directors, partners, shareholders, employees and agents from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any Third Party Claim against them to the extent resulting from or arising out of or in connection with: (a) any breach of any obligation in this Agreement by the other Party or (b) the inaccuracy or breach of any representation or warranty made by the other Party in this Agreement, except to the extent such Losses arise as a result of the negligence, fraud, willful misconduct or wrongful act of the indemnified Party, its Affiliates or its or their respective officers, directors, partners, shareholders, employees or agents.

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9.2 Limitations.

(a) EXCEPT WITH RESPECT TO (I) BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN ARTICLE 5 OR (II) OR FOR AMOUNTS SOUGHT BY THIRD PARTIES IN CLAIMS THAT ARE SUBJECT TO THE PARTIES’ RESPECTIVE INDEMNITY OBLIGATIONS UNDER SECTION 9.1, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL EXEMPLARY OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS, LOSS OF BUSINESS OR LOSS OF REVENUE, SUFFERED BY THE OTHER PARTY HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY WAS OR SHOULD HAVE BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

(b) Maximum Liability. EXCEPT WITH RESPECT TO (I) BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN ARTICLE 5 OR (II) OR FOR AMOUNTS SOUGHT BY THIRD PARTIES IN CLAIMS THAT ARE SUBJECT TO THE PARTIES’ RESPECTIVE INDEMNITY OBLIGATIONS UNDER SECTION 9.1, IN NO EVENT SHALL TFF’S AND ITS AFFILIATES’ TOTAL CUMULATIVE LIABILITY FOR ALL CLAIMS HEREUNDER EXCEED THE CUMULATIVE SUM OF ALL AMOUNTS PAID BY NEURORX TO TFF UNDER THIS AGREEMENT.

10. Miscellaneous

10.1 Assignment. Neither Party may assign its rights or its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any attempted assignment, delegation or subcontracting in violation of this Section 10.1 shall be void and of no effect.

10.2 Governing Law. The interpretation and construction of this Agreement shall be governed by the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

10.3 Jurisdiction. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the federal and state courts located in Travis County in the State of Texas or any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in such courts.

10.4 Notice Requirements Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 10.4 below or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 10.4. Such notice shall be deemed to have been given as of the date delivered by hand or on the second business day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section 10.4 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

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Address for Notice:

To TFF:

TFF PHARMACEUTICALS, INC.

2600 Via Fortuna, Suite 360

Austin, Texas 78746

Attn: Glenn Mattes

To NEURORX:

NEURORX, INC.

1201 North Market Street, Suite 111

Wilmington, Delaware 19801

Attn: Jonathan Javitt, with email to jjavitt@neurorxpharma.com

10.5 Relationship of the Parties. The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party, or to make any statements, representations, warranties or commitments on behalf of the other Party. All persons employed or engaged by a Party shall be employees or self-employed contractors of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment or engagement shall be for the account and expense of such Party.

10.6 Further Assurances. Each Party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other Party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

10.7 Force Majeure. Each Party shall be relieved of its obligations to the extent and for the duration that fulfillment of its obligations shall be prevented by acts beyond the reasonable control of the Party affected.

10.8 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement. All Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. Any amendment or modification of this Agreement must be in writing and be signed by authorized representatives of both Parties.

10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement. The Parties agree that execution of this Agreement by industry standard electronic signature software and /or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or relating to this Agreement, each Party hereby waives any right to raise any defense or waiver based upon execution of this Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

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[Signatures appear on following page]

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

SIGNED for and on behalf of		SIGNED for and on behalf of

NEURORX, INC.		TFF PHARMACEUTICALS, INC.

/s/ Jonathan C. Javitt MD, MPH		/s/ Glenn Mattes
Signature		Signature

Name:	Jonathan C. Javitt, MD, MPH	Name:	Glenn Mattes
Title:	CEO and Chairman	Title:	CEO
Date:	1/28/2021	Date:	01/27/2021

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Exhibit A – Statement of Work

This Statement of Work is incorporated into and forms part of the Agreement. Terms defined in the main body of the Agreement have the same meaning when used in this Statement of Work.

[To be completed and mutually agreed upon]

Principal Investigators:

All laboratory work performed under this Statement of Work will be at the direction of Bill Williams and Rong Cui (the “Principal Investigators”) at the Principal Investigators’ laboratories at the University of Texas at Austin, pursuant to that certain Amended and Restated Technology Validation Agreement entered into by and between TFF Pharma and the University of Texas at Austin dated as of April 13, 2020, as may be amended from time to time.